Exhibit 10.1


                SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                ----------------------------------------

     This Settlement Agreement and Mutual Release (the "Agreement") is entered into by and among Canterbury Consulting Group, Inc. ("Canterbury") and User Technology Services, Inc. ("Usertech") (Canterbury and Usertech are collectively, "CITI"), and Ceridian Corporation ("Ceridian"). The Agreement is as follows:

     WHEREAS, on or about August 5, 2003, Canterbury made a Demand for Arbitration against Ceridian with the American Arbitration Association ("AAA");

     WHEREAS, AAA assigned that demand Case No. 14 Y 169 01685 03 (the "Arbitration");

     WHEREAS, in the Arbitration, Canterbury alleged counts against Ceridian of breach of contract/warranty; fraud; fraudulent concealment, constructive/equitable fraud; negligent misrepresentation; and indemnification, ("Canterbury's Claims") all related to a Stock Purchase Agreement (the "SPA") between Canterbury and Ceridian dated September 28, 2001. Canterbury acquired all the stock in Usertech from Ceridian pursuant to the SPA;

     WHEREAS, Ceridian filed counterclaims in the Arbitration against Canterbury and Usertech alleging that Canterbury defaulted on payments under a Promissory Note (the "Note") entered into in connection with the SPA, and that Usertech defaulted under a Sublease of office space in East Norwalk, Connecticut (the "Sublease") entered into in connection with the SPA (the "Counterclaims");

     WHEREAS, Ceridian sought damages including principal amounts, interest, attorneys' fees and costs in the Counterclaims, which at this time total in aggregate $1,354,000.00;

     WHEREAS, on October 1, 2004, Ceridian and CITI agreed to amicably settle the Counterclaims, Canterbury's Claims and all other claims between them, and this Agreement documents and sets forth the terms of that Agreement;

     NOW THEREFORE, incorporating the background as set forth above, for and in consideration of the releases, payments and other valuable consideration and agreements contained in this Agreement, Ceridian and CITI, intending to be legally bound, hereby agree as follows:

     1. CITI and Ceridian agree that after the parties have signed this Agreement the arbitration panel shall dismiss this Arbitration without prejudice. After ninety-one (91) days from the effective date of this Agreement, the Arbitration shall be dismissed with prejudice provided that CITI has not filed, or had filed against it, a bankruptcy petition, assignment for the benefit of creditors or similar proceeding under the insolvency laws of any state. CITI and Ceridian shall each pay their own attorneys' fees and costs, and the fees and costs of the arbitrators will be divided equally.

     2. In satisfaction of the Counterclaims, CITI agrees to deliver to Ceridian by wire transfer, the sum of $912,000.00 (Nine Hundred Twelve Thousand Dollars) in U.S. funds. CITI made this wire transfer on October 4, 2004, which shall be the effective date of this Agreement, regardless of when the parties execute it, except as otherwise set forth herein.

     3. Except as provided for in this Agreement, in exchange for the compensation, release and other valuable consideration provided to it herein, CITI, on behalf of itself and its successors, predecessors, assigns, agents, representatives, trustees, employees, officers, directors, parents, shareholders, subsidiaries, attorneys, partners, joint venturers, servants and affiliates (collectively, the "CITI Parties"), hereby releases, remises, acquits and forever discharges Ceridian, and each of its successors, predecessors, assigns, agents, trustees, representatives, employees, officers, directors, parents, subsidiaries, attorneys, partners, joint venturers, servants and affiliates (collectively, the "Ceridian Parties") from any and all currently existing claims, counterclaims, rights, demands, costs, damages, losses, liabilities, actions and causes of actions, including, but not limited to, any claim for attorneys' fees, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, arising from any action, omission or conduct of the Ceridian Parties, as defined above, from the date of this Agreement back to the beginning of the world including, but not limited to, those relating to Canterbury's Claims in the Arbitration, except that this release shall not apply to the performance or enforcement of this Agreement or any claims CITI may have against E. Paul Cooke arising out of his actions as an employee, officer or agent of Canterbury under his Employment Agreement with CITI dated September 28, 2001 (however, all claims related to any actions E. Paul Cooke took or failed to take as an alleged agent, officer or employee of Ceridian are released hereby).

     4. Except as provided for in this Agreement, in exchange for the compensation, release and other valuable consideration provided to it herein, the Ceridian Parties, as defined above in paragraph 3, hereby release, remise, acquit and forever discharge the CITI Parties, as defined above in paragraph 3, of and from any and all currently existing claims, counterclaims, cross-claims, rights, demands, costs, damages, losses, liabilities, actions and causes of actions, including, but not limited to, any claim for attorneys' fees, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, arising from any action, omission or conduct of the CITI Parties, as defined above, from the date of this Agreement back to the beginning of the world, including, but not limited to, those relating to the allegations of the Counterclaims in the Arbitration, except that this release shall not apply to the performance or enforcement of this Agreement. The only other exception to this release is that for a period of ninety-one (91) days from the effective date of this Agreement as set forth in paragraph 2 of this Agreement, Ceridian shall not be deemed to have released the Counterclaims. Upon the expiration of the aforesaid 91-day period, and provided that no bankruptcy, assignment for the benefit of creditors or insolvency proceeding has been initiated by or against CITI in the interim, the release of the Counterclaims shall take effect.

     5. By execution of this Agreement, Ceridian and CITI warrant and represent that (1) each party to this Agreement has the full power and authority to enter into and to perform its obligations; (2) that each undersigned officer, director, member, partner, agent and/or attorney has the full power and authority to execute and deliver this Agreement on behalf of the party for whom said person executes this Agreement; and (3) this Agreement represents the valid, binding and enforceable obligation of each party to it. Separately, and, in addition, CITI hereby also represents and warrants that neither CITI, nor its officers and/or agents on its behalf, have filed, or taken any step toward filing on behalf of Canterbury or any of its subsidiaries, including Usertech, either (1) a voluntary petition for bankruptcy under the bankruptcy laws of the United States of America, (2) an assignment for the benefit of creditors, (3) or any similar action or legal proceeding under the laws related to insolvency of any state. CITI also covenants and agrees that for a period of ninety-one (91) days from the effective date of this Agreement, it shall not take any of the actions described in the preceding sentence. CITI further represents and warrants that it is not aware of any filing or attempt to file an involuntary petition under the bankruptcy laws of the United States of America, or any similar proceeding under the laws of any other state, against Canterbury or any of its subsidiaries, including Usertech. Each party to this Agreement acknowledges that the foregoing covenants, warranties and representations were an inducement to the other party to enter into this Agreement. By their signature below, each party to this Agreement hereby acknowledges that it has entered into this Agreement voluntarily, without coercion, duress or undue influence, with full knowledge of its obligations and risks and after consulting with their own counsel.

     6. CITI also agrees that it shall, as required by federal law, promptly make a filing with the Securities and Exchange Commission ("SEC") describing this Agreement, and, in particular, CITI's agreement not to seek bankruptcy or insolvency protection as set forth in paragraph 5 for at least a period of ninety-one (91) days from the effective date of this Agreement. The language in CITI's SEC filing describing this Agreement shall be in a form acceptable to Ceridian.

     7. All of the terms and provisions of the Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by and against the parties and the respective legal representatives, successors, heirs, and permitted assigns, including, but not limited to any trustee to the bankruptcy estate of a party and to all entities and individuals defined herein as CITI and Ceridian. There are no third party beneficiaries to this Agreement.

     8. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all other negotiations, understandings and representations (if any) made by and among such parties, including any prior writings.

     9. The parties hereto agree that this Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument, and each of the parties shall deliver their counterparts to the other parties. Delivery by facsimile to a parties' counsel is acceptable as long as an original "hard copy" follows. Each party shall execute two copies of the signature page, delivering one page with an original signature to the other party and retaining the second.

     10. This Agreement shall be governed by, construed and enforced in accordance with the laws of New Jersey, without consideration of conflict of law principles.

     11. This Agreement may only be amended, supplemented, waived or modified by a writing signed and dated by an authorized representative for each of the parties involved.

     12. The parties hereto declare and agree that Ceridian has a claim for $1,354,000 against CITI, and that the parties entered into this Agreement only for the purpose of ending litigation.

     13. In entering into this Agreement, none of the parties has relied in any way upon any written or oral representations made by any other party or its representatives.

     IN WITNESS WHEREOF, this Agreement, has been executed by the parties hereto, on the date or dates set forth below:

CANTERBURY CONSULTING GROUP, INC.


By:      /s/ Kevin J. McAndrew          Dated:  October 22, 2004
        -----------------------                 ----------------
        Name:  Kevin J. McAndrew
        Title: President


USER TECHNOLOGY SERVICES, INC.


By:      /s/ Kevin J. McAndrew          Dated:  October 22, 2004
        -----------------------                 ----------------
        Name:  Kevin J. McAndrew
        Title: President


CERIDIAN CORPORATION


By:      /s/ Ann C. Shaw                Dated:  October 25, 2004
        -----------------------                 ----------------
        Name: Ann C. Shaw
        Title: Vice President and Associate General Counsel